UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 20, 2014

ASTEA INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

Delaware	0-26330	23-2119058
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

240 Gibraltar Road
Horsham, Pennsylvania  19044
(Address of principal executive offices, including zip code)

(215) 682-2500
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13-4(c))

Item 1.01.  Entry Into a Material Definitive Agreement.

Preferred Stock Purchase Agreement

On June 20, 2014, as part of a plan intended to regain compliance with The Nasdaq Capital Market’s (“Nasdaq”) continued listing requirements that a listed company have not less than $2.5 million in shareholders’ equity, Astea International Inc., a Delaware corporation (the “Company”), entered into a preferred stock purchase agreement (the “Preferred Stock Purchase Agreement”) with Zack Bergreen, the Company’s Chairman, Founder and Chief Executive Officer (the “Purchaser”), for a private placement of 797,448 shares (the “Shares”) of newly designed Series B Convertible Preferred Stock of the Company (the “Series B Preferred Stock”), having a per share purchase price equal to $2.51 per share (the “Purchase Price”), in exchange for the cancellation of $2,000,000 of the outstanding principal amount owed to the Purchaser under that certain Revolving Promissory Note (the “Promissory Note”), dated March 26, 2014, issued by the Company to the Purchaser (the “Private Placement Transaction”).  The audit committee (the “Audit Committee”) of the board of directors of the Company (the “Board of Directors”), consisting of two independent directors, negotiated and unanimously approved the Private Placement Transaction.

The per share Purchase Price was determined as the greater of (i) the average closing bid price of a share of the Company’s common stock (the “Common Stock”) reported by Nasdaq for the 30 trading days ending two trading days prior to the date of the Preferred Stock Purchase Agreement and (ii) 10% above the closing bid price of the Common Stock reported by Nasdaq on the date of the Preferred Stock Purchase Agreement.  Accordingly, the Purchase Price was set at $2.51, corresponding to 10% above the closing bid price on June 20, 2014.  Pursuant to the terms of the Preferred Stock Purchase Agreement, the Company also granted the Purchaser certain registration rights in the event the Company elects to file a registration statement with the Securities and Exchange Commission (the “SEC”) relating to an offering of its equity securities under the Securities Act of 1933, as amended (the “Securities Act”).

Pursuant to the terms of the Certificate of Designation of Series B Convertible Preferred Stock (the “Certificate of Designation”), the Series B Preferred Stock is convertible into shares of Common Stock on a one-to-one ratio, subject to customary anti-dilution provisions.  The Series B Preferred Stock will pay a quarterly dividend, which will accrue at an annual rate of 7%, subject to certain rate adjustments as provided for under the Certificate of Designation, until June 20, 2016 and at an annual rate of 10% thereafter.  The Purchaser may convert up to 50% of the Shares into shares of Common Stock at any time until June 20, 2015, and thereafter may convert 100% of his shares of the Series B Preferred Stock into shares of Common Stock.  Following June 20, 2016, each and every then outstanding share of Series B Preferred Stock is subject to, without any additional action on the part of the Purchaser, mandatory and automatic conversion into shares of Common Stock if the closing price of the Common Stock as reported by the principal exchange or quotation system on which such Common Stock is traded or reported exceeds 300% of the then current conversion price for 30 consecutive trading days.  The Company may redeem up to 50% of the shares of the outstanding Series B Preferred Stock issued to the Purchaser (subject to adjustment as provided for under the Certificate of Designation) at any time on or prior to December 17, 2014 at a price equal to 110% of the Purchase Price, plus an amount equal to any unpaid and accrued dividends (any such redemption, a “First Partial Redemption”).  At any time after December 17, 2014 and prior to June 20, 2015, the Company may redeem up to 50% of the shares of the outstanding Series B Preferred Stock issued to the Purchaser (subject to adjustment as provided for under the Certificate of Designation), minus the number of shares redeemed in any First Partial Redemption, at a price equal to 130% of the Purchase Price, plus an amount equal to any unpaid and accrued dividends.  Additionally, after June 20, 2015, the Company may redeem all of the outstanding shares of the Series B Preferred Stock issued to the Purchaser at a price per share equal to 300% of the Purchase Price.  The Series B Preferred Stock ranks senior to the Common Stock and on parity with the Company’s Series A Convertible Preferred Stock.

Copies of the Preferred Stock Purchase Agreement and the Certificate of Designation are filed as Exhibit 10.1 and Exhibit 3.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.  The description of the material terms of the Preferred Stock Purchase Agreement is qualified in its entirety by reference to Exhibit 10.1.  The description of the material terms of the Certificate of Designation is qualified in its entirety by reference to Exhibit 3.1.

Material Relationships

The Purchaser is the Founder, Chairman and Chief Executive Officer of the Company.  As of April 25, 2014, the Purchaser beneficially owned 46.1% of the outstanding shares of Common Stock.  For further information about the Purchaser’s relationship with the Company, please see the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, the Company’s Proxy Statement for its 2014 Annual Meeting of Stockholders dated April 28, 2014, the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2014 and the Company’s other filings with the SEC, which are available at the SEC’s website at www.sec.gov.

Item 3.02.  Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

The Company issued the Shares in the Private Placement Transaction in reliance on the exemption from registration provided for under section 4(a)(2) of the Securities Act, and Rule 506 of Regulation D thereunder.  The Company relied on the exemption from registration provided for under Section 4(a)(2) of the Securities Act based in part on the representations made by the Purchaser, including the representations with respect to the Purchaser’s status as an accredited investor, as such term is defined in Rule 501(a) of the Securities Act, and the Purchaser’s investment intent with respect to the Shares purchased.

Item 3.03.  Material Modification to Rights of Security Holders.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth under Item 1.01 if this Current Report on Form 8-K is incorporated herein by reference.

On June 20, 2014, the Company filed the Certificate of Designation with the Secretary of State of the State of Delaware.  The Board of Directors authorized and approved this filing on June 13, 2014 in connection with the reservation and designation of 797,448 shares of preferred stock as Series B Preferred Stock.

Item 8.01.  Other Events.

On June 24, 2014, the Company issued a press release announcing the Private Placement Transaction.  A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.  Financial Statements and Exhibits.

3.1           Certificate of Designation of Series B Convertible Preferred Stock

10.1	Preferred Stock Purchase Agreement by and between Astea International Inc. and Zack Bergreen, dated June 20, 2014

99.1	Press Release of Astea International Inc. dated June 24, 2014

Rule 135c Statement

This Current Report on Form 8-K and the attached exhibits are being filed pursuant to Rule 135c under the Securities Act and do not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 24, 2014	Astea International Inc.

	By:	/s/ Rick Etskovitz
Name: Rick Etskovitz
Title: Chief Financial Officer